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                                                                    Exhibit 21.1

                  SUBSIDIARIES OF KMC TELECOM HOLDINGS, INC.

DIRECT SUBSIDIARIES

   KMC Telecom Inc.
   KMC Telecom II, Inc.
   KMC Telecom III, Inc.
   KMC Telecom V, Inc.
   KMC Telecom VI, Inc.
   KMC Telecom Financing, Inc.
   KMC Financial Services LLC
   KMC Telecom.com, Inc.
   KMC Telecom IV Holdings, Inc.
   KMC Telecom VII, Inc.
   KMC Funding Corporation
   KMC Funding V LLC
   KMC Data LLC
   KMC Telecom VIII LLC
   KMC Telecom IX LLC
   KMC Telecom Q V LLC


INDIRECT SUBSIDIARIES

   KMC Telecom Leasing I LLC (wholly owned subsidiary of KMC Telecom Inc.) KMC Telecom of Virginia, Inc. (wholly owned subsidiary of KMC Telecom Inc.) KMC I Services LLC (wholly owned subsidiary of KMC Telecom Inc.)
   KMC Telecom Leasing II LLC (wholly owned subsidiary of KMC Telecom II, Inc.) KMC II Services LLC (wholly owned subsidiary of KMC Telecom II, Inc.) KMC Telecom Leasing III LLC (wholly owned subsidiary of KMC Telecom
        III, Inc.)
   KMC III Services LLC (wholly owned subsidiary of KMC Telecom III, Inc.) KMC Telecom IV, Inc. (wholly owned subsidiary of KMC Telecom IV
        Holdings, Inc.)
   KMC Telecom Leasing IV LLC (wholly owned subsidiary of KMC Telecom IV, Inc.) KMC Telecom IV of Virginia, Inc. (wholly owned subsidiary of KMC Telecom IV,
        Inc.)
   KMC IV Services LLC (wholly owned subsidiary of KMC Telecom IV
        Holdings, Inc.)
   KMC Telecom V of Virginia, Inc. (wholly owned subsidiary of KMC Telecom
        V, Inc.)
   KMC Telecom VI of Virginia, Inc. (wholly owned subsidiary of KMC Telecom
        VI, Inc.)
   KMC Telecom Leasing VI LLC (wholly owned subsidiary of KMC Telecom VI, Inc.) KMC Funding of Virginia Corporation (wholly owned subsidiary of KMC Funding
        Corporation)